QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 1, 2014

NRG Energy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)
211 Carnegie Center, Princeton, NJ (Address of Principal Executive Offices)	08540 (Zip Code)

609-524-4500
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Introductory Note

        As previously reported, on April 1, 2014, NRG Energy, Inc. ("NRG" or the "Company") completed the previously announced acquisition of substantially all of the assets of Edison Mission Energy ("EME") as contemplated by that certain Asset Purchase Agreement, dated October 18, 2013, by and among NRG, NRG Energy Holdings Inc. ("NRG Holdings") and EME. This Current Report on Form 8-K/A (the "Form 8-K/A") amends the Current Report on Form 8-K filed by NRG with the Securities and Exchange Commission on April 3, 2014 to include the financial statements of EME and the pro forma financial information required by Items 9.01(a) and 9.01(b), respectively, and to include the exhibits under Item 9.01(d) of this Form 8-K/A.

Section 9—Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(a)
Financial Statements of Businesses Acquired.

        The audited consolidated financial statements of EME as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013 are attached to this Form 8-K/A as Exhibit 99.1 and are incorporated herein by reference.

(b)
Pro Forma Financial Information.

        The unaudited pro forma condensed combined consolidated financial statements and explanatory notes relating to NRG's acquisition of EME are attached as Exhibit 99.2 to this Form 8-K/A and are incorporated herein by reference.

(d)
Exhibits.

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
99.1	Audited consolidated financial statements of EME and Midwest Generation, LLC as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013.
99.2	Unaudited pro forma condensed combined consolidated financial statements and explanatory notes for and as of the year ended December 31, 2013.

* * * * *

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ DAVID R. HILL David R. Hill Executive Vice President and General Counsel

Dated: June 16, 2014

QuickLinks

Introductory Note
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES